UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 28, 2025

Principal Credit Real Estate Income Trust
(Exact name of registrant as specified in its charter)

Maryland	000-56670	99-3313328
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

711 High Street Des Moines, Iowa	50392
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (800) 787-1621
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.
On February 28, 2025, Principal Credit Real Estate Income Trust, a Maryland statutory trust (the “Company”), declared distributions for its Class A common shares of beneficial interest, par value $0.01 per share (the “Class A Shares”), in the gross amount of $0.1350 per Class A Share. The distributions are payable to shareholders of record as of the close of business on February 28, 2025, and will be paid on or about March 20, 2025. These distributions will be paid in cash or reinvested in Class A Shares for shareholders participating in the Company’s distribution reinvestment plan.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Principal Credit Real Estate Income Trust

By:	/s/ Brian Riley
	Name:	Brian Riley
	Title:	Chief Financial Officer

	Date:	February 28, 2025
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